UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2009

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2009, the shareholders at the Annual Meeting of Heritage Commerce Corp (“Company”) approved the Company’s Amended and Restated 2004 Equity Plan.  A copy of the plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Also at the Annual Meeting the following directors were elected for one year terms that expire at the 2010 Annual Meeting: Frank G. Bisceglia, James R. Blair, Jack W. Conner, Celeste V. Ford, John J. Hounslow, Walter T. Kaczmarek, Mark E. Lefanowicz, Robert T. Moles, Humphrey P. Polanen, Charles J. Toeniskoetter and Ranson W. Webster.

Item 8.01               Other Events

At the Annual Meeting of Shareholders, the shareholders approved an advisory proposal approving the Company’s executive compensation and ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 99.1	Amended and Restated 2004 Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: June 2, 2009	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Amended and Restated 2004 Equity Plan